Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Separate Portfolios Trust

We consent to the use of our report dated May 28, 2009, incorporated herein by reference, to ING SPorts Core Fixed Income Fund and ING SPorts International Fixed Income Fund, each a series of ING Separate Portfolios Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

July 30, 2009